Exhibit 99.1


Shanghai Newray  Photographic Equipment Co Ltd
Balance Sheet and Operations
29/5/03
[Stated in RMB]                               AS AT 29/5/03
                                            -------------------

ASSETS
CURRENT ASSETS
      Cash & Bank Deposits                             500,000
      Amount due from group companies                        0
      Prepayment,deposit & other receivable                  0
                                            -------------------
                                                       500,000
NON CURRENT ASSETS
      Plant,machinery and equipment,net                      0
                                            -------------------

TOTAL ASSETS                                           500,000
                                            ===================

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
      Accruals                                               0
      Business tax and government surcharges                 0
      Due to group companies                                 0
      Other payable                                          0
                                            -------------------
                                                             0
SHAREHOLDER'S EQUITY
      Share Capital                                    500,000
      Additional Paid in Capital
      Retained Earning /(Accumulated Loss)                   0
                                            -------------------
                                                       500,000

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY             500,000
                                            ===================










SALES                                                        0
Less: Cost of sales                                          0
                                            -------------------
        Gross profit                                         0

SELLING,GENERAL & ADMINISTRATIVE EXPENSES                    0
                                            -------------------
        Loss from operations                                 0

INTEREST INCOME                                              0
OTHER INCOME/(LOSS),NET                                      0
                                            -------------------
        Loss before income taxes                             0
        Income Tax                                           0
                                            -------------------
        Net Profit/( Loss)                                   0

RETAINED EARNING/(LOSS) B/F                                  0
                                            -------------------

RETAINED EARNING/(LOSS) C/F                                  0
                                            ===================